ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20080381328-95
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/04/2008 11:45 AM
	Entity Number E0356542008-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. ***Name of Corporation:***	TRILINK ENERGY, INC.
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	CSC SERVICES OF NEVADA, INC. (Name) 502 EAST JOHN STREET ((MANDATORY) Physical Street Address) — CARSON CITY (City) — Nevada 89706 (Zip Code) (OPTIONAL) Mailing Address — City — State — Zip Code
3. ***Shares:*** *(number of shares corporation is authorized to issue)*	Number of shares with par value: 99,000,000 common 1,000,000 preferred — Par value per share: $ .0001 — Number of shares without par value:
4. ***Names & Addresses of the Board of Directors/Trustees:*** *(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)*	1. JOHN E RAYL (Name) 2447 WOODSTOCK RD (Street Address) — COLUMBUS (City) — OH (State) — 43221 (Zip Code) 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. ***Purpose:*** *(optional - see instructions)*	The purpose of this Corporation shall be:
6. ***Name, Address and Signature of Incorporator:*** *(attach additional page if more than 1 incorporator)*	CSC SERVICES OF NEVADA, INC. (Name) — X [signature] (Authorized Signature) 502 EAST JOHN STREET (Address) — CARSON CITY (City) — NV (State) — 89706 (Zip Code)
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] (Authorized Signature of R. A. or On Behalf of R. A. Company) — 6/3/2008 (Date)

This form must be accompanied by appropriate fees.